Exhibit 23.01

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Picasa, Inc. Employee Bonus Plan of our report dated April 20, 2004, except as to Note 13, as to which the date is June 25, 2004, with respect to the consolidated financial statements and schedule of Google Inc. included in its Registration Statement on Form S-1 (File No 333-114984) filed with the Securities and Exchange Commission on August 18, 2004.

/s/    ERNST & YOUNG LLP

San Francisco, California

September 24, 2004